EXHIBIT 10.4

An Agreement made the BETWEEN Gold Talent Enterprises Limited 25/F., Car Po Commercial Building , No. 18 Lyndhurst Terrace, Central, the Hong Kong Special Administrative Region (hereinafter called "the Landlord" which expression shall where the context so admits include the person for the time being entitled to the reversion immediately expectant on the determination of the term hereby created) of the one part and Legalstudion.com Limited, and Wealthcraft Systems Limited Room 1005, 10/f Universal Trade Centre, No. 3 Arbuthnot Road. Central, Hong Kong.(hereinafter called "the Tenant " which expression shall where the context so admits include his successors in title ) of the other part WHEREEBY IT IS AGREED as follows:

     1. The Landlord lets and the Tenant takes ALL THAT Flat 1005 (hereinafter called "the said premises") on 10 Floor of Universal Trade Centre (hereinafter called "the said building") standing at No.3 Arbuthnot the Hong Kong Special Administrative Region and registered with the Land Office as Rd central, HK together with the full free and uninterrupted right and privilege to use the entrance staircase lifts landings and passages (so far as the same are necessary for the enjoyment and use of the said premises) in common with the Landlord and other tenant or tenants for the time being for the term of 24 calendar months commencing from 07 March, 2005 at the monthly rent of Hong Kong Dollars Fifteen Thousand Seven Hundred and Forty One Only($15,741.00) exclusive of rates and Service charges $4,543 payable in advance on the 22 day of each and every calendar month without deduction the first of such payments being rent for the period from 22 March, 2005 bo be made upon the signing of this Agreement.

     2. To secure the due performance and observance of the stipulations terms and conditions hereinbefore contained and on the Tenant's part to be performed and observed the Tenant shall on the signing of this Agreement pay to the Landlord by way of deposit the sum of Hong Kong Dollars at the expiration or sooner determination of the said term of tenancy and provide that the rent hereby stipulated or any sums of money owing and due by the Tenant to the Landlord under and by virtue of these presents shall have been fully paid and stipulations terms and conditions on the Tenant's part hereinbefore contained shall have been duly performed and observed the Landlord shall refund to the Tenant the said deposit of $40,568.00 without interest within fifteen days after the Tenant shall have duly delivered to the Landlord vacant possession in respect of the said premises.

     3. The Tenant hereby expressly declares and acknowledges that for the grant of the tenancy hereby stipulated he has not paid to the landlord, his agent or agents to any person on the Landlord's behalf or fro the

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         use of the Landlord any fine premium or construction money or key money or any sums or value of any kind whatsoever of a like nature or description and the Tenant hereby expressly understands that any right to protection against ejectment afforded by the Tenancy (Prolonged Duration) Ordinance 1952 as amended by the Tenancy (Prolonged Duration) (Amendment) Ordinance1963 or future amendments or modification thereof or any future legislation governing and regulation the relationship between Landlord and Tenant shall not apply to this tenancy.

     4. The Tenant hereby agrees to pay all water gas and electricity charges and all meter rent for all gas electric and other meters installed at the said building and intended for the use of the said premises and to pay a due proportion of all charges for the operation and maintenance of the common passages lifts, electric water pump, lighting of the common staircases and common entrance hall and corridors and for keeping such common portions of the said building in a clean and tidy conditions including wages for the watchmen or care-taker such proportionate part of the said charges together with all taxes assessments and outgoings to be paid to the Landlord's registered Office on the first day of every month together with the said rent of the said premises.

     5. The Tenant shall not make or permit to be made ant alterations in or additions to the said premises without having first obtained the written licence and consent of the Landlord therefor or cut maim or injure or suffered to be cut maimed or injured any doors windows walls joists beams timbers pipings or wirings thereof and to take all necessary percautions to protect the premises from damage threatened by an approaching storm depression or typhoon.

     6. The Tenant shall not store arms, ammunition or unlawful goods, gun-powder, saltpeter, kerosene or any explosive or combustible substance in any part of the said premises, and to be answerable and responsible for any consequence of any breach of local Ordinance, The tenant or inmate shall not use the said premises for any illegal purposes.

     7. The Tenant shall not permit any noise or allow any music to be produced in the premises so as to give cause for reasonable complaint from the occupants of neighbouring premises.

     8. The Tenant shall pay on demand to the Landlord the cost incurred by the Landlord in cleansing and cleaning any of the drains choked or stopped up owing to careless use by the Tenant or his servants or workmen.

     9. The Tenant shall himself cover insurance for his own belongings against Typhoon, Depression, storm, Flood, Fire, Theft and Accidents in relation to this Tenancy. The Landlord shall not be responsible for any damage or loss under all circumstances.

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     10. The Tenant shall permit the Landlord and its agents with or without workmen or others and with or without appliances at all reasonable times to enter upon the said premises and to view the condition there of and to take inventories of the fixtures therein and to carry out any repairs to the premises which the Landlord considers necessary or proper to be done.

     11. During the two months immediately preceding the determination of the said term of tenancy the Landlord shall be at liberty to affix and retain without inference or molestation on the door or the external parts of the said premises a notice for letting the said premises and the Tenant shall permit and allow all persons with written authority from the Landlord or its agent or agents at all reasonable hours of the day to view the said premises or any part or part thereof..

     12. The tenant is solely responsible for the repair of doors, windows, kitchen and bathroom fittings, pipings, drains etc. during the continuence of this Tenancy.

     13. The Tenant shall yield up the said premises and all additions thereto and all fittings and fixtures therein including the fixtures hereto and ocher Landlord's fixtures subsequently added in tenantable repair and condition(fair wear and tear and accidents by fire excepted) at the expiration sooner determination of the tenancy.

     14. Any notice under this Agreement shall be in writing and any notice. to Tenant shall be sufficiently served if left addressed to him on the said premises or sent to him by registered post to his last known place of abode or business and any notice to the Landlord shall be sufficiently served if delivered to it at its registered office or sent by registered post addressed thereto.

     15. .The expression "the Tenant" shall(where the context permits)mean and include the party or parties specially named and the executors and administrators of such party(save only where such party is a corporation)and where the party specifically named is a firm the said expression shall(where is context permits)mean and include the members such firm and the executors and administrators of each member.

     16. .Allcosts incidental to the signing of this Agreement shall be borne by the parties here to in equal shares.

     17. The tenant has expressly and thoroughly read the contents of this Agreement which shall absolutely and immediately be determined if the Tenant causes any breach of any item herein.

     18. Should the Tenant with the express or implied consent of the Landlord continue in occupation of the said premises or any part thereof after the expiration of the said terms of tenancy or any renewal thereof the Tenant shall be considered to be a calendar monthly Tenant and shall give on calendar month's notice of his intention to quit and shall be

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         bound to quit the premises upon receiving one calendar month's notice in that behalf from the Landlord such notice to expire at the end of any current month of the tenancy.

     If used as commercial purpose. please fill in the form below, and will not be treated as No. 5 and No.6 of this agreement



     AS WITNESS the hands of the parties hereto the day any year first above written



     SIGNED for and on the behalf of the Landlord by



For and on behalf of                           For and on behalf of

Legalstudio.com Limited                        Gold Talent Enterprises Limited


________________________                       _______________________________

Authorized Signature(s)                        Authorized Signature(s)

SIGNED by the Tenant:-



Lease of 1005 Universal Trade Centre, 3-5A Arbuthnot Road, Central, Hong Kong

Rider: Dated: 24 February 2005

1. This lease is non-assignable and the premises may only be used for business purposes by the Tenant.
2. The premises shall be used only for business purposes and not to be used for residential or industrial purposes. Tenant must comply with all regulations governing the use of the premises including but not limited to the Government lease conditions and the Deed of Mutual Covenant and other regulations for the building which the premises is part of.
3. The first half month and the twenty fourth month rental of the lease shall be waived. The Tenant shall pay Management fees, Air-conditioning fees, rates and other charges for those months. The free rent period is from 7 March 2005 to 21 March 2005 inclusive, and 7 February 2007 to 6 March 2007 inclusive, and cannot be charged. For avoidance of doubt, in order to

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     benefit from the waiver of the twenty fourth month rent, Tenant must have paid all rentals and fees up to and including the third month; i.e., the period from the start of the lease to and including 6 February 2007, and satisfactorily completed and complied with the lease up to that date.
4. Upon satisfactory completion of 12 months of the lease term, the Tenant may at any time on two months notice determine and terminate this lease. For any avoidance of doubt, the two month written notice of termination of lease may only be given by the Tenant on of after 7 March 2006, and only after all rents up to and including 6 March 2006 has been paid to the Landlord, for termination of the lease no earlier than two calendar months from the date of the notice.
5.   Agreed plans for wet pantcy and meeting room below.


Addresses of the Parties where notice should be sent

                             For and on behalf of

                             Legalstudio.com Limited



                             ________________________

                             Authorized Signature(s)



Tenant:

Legalstudio.com Limited

Wealthcraft Systems Limited

Room 1005, Universal Trade Centre

3 Arbuthnot Road

Central , Hong Kong



Hong Kong

Tel: 2544 4400


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Landlord:

Gold Talent Enterprises Limited

25/F Car Po Commercial Building

18 Lyndhurst Terrace

Central, Hong Kong

Tel: 2544 3249



For and on behalf of

Gold Talent Enterprises Limited










Authorized Signature(s)